UNITED STATES SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): August 30, 2006 (August 30, 2006)
GAMETECH INTERNATIONAL, INC.
(Exact name of registrant as specified in its charter)

Delaware (State or other jurisdiction)	000-23401 (Commission File Number)	33-0612983 (IRS Employer Identification No.)

900 Sandhill Road, Reno, Nevada 89521 (Address of principal executive offices)	89521 (Zip Code)
(775) 850-6000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligations of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
Item 7.01. Regulation FD Disclosure
Item 9.01. Financial Statements and Exhibits
SIGNATURES
EXHIBIT INDEX
Asset Purchase Agreement
Press release

Item 1.01. Entry into a Material Definitive Agreement.
     On August 30, 2006, GameTech International, Inc. (the “Company”) entered into an asset purchase agreement (the “Agreement”) with Summit Amusement & Distributing, Ltd. (“Summit”) to purchase substantially all of Summit’s assets and assume certain of its liabilities. The purchase price is $37 million in cash, subject to adjustment, up or down, based on Summit’s working capital as of the closing date, plus an earn-out of up to $2 million in cash based on profitability goals for 2006. The Company plans to finance the acquisition with a $10 million revolving line of credit and a $30 million term loan.
     The transaction is subject to a number of customary closing conditions. Under certain circumstances, if the transaction fails to close, the Company would be required to pay Summit a $1 million termination fee, including if the Company is unable to obtain required financing and licenses. The transaction is expected to close in the first fiscal quarter of 2007.
     The description of the Agreement contained herein is qualified in its entirety by reference to the Agreement, a copy of which is attached as Exhibit 2.1 to this Current Report on Form 8-K and is incorporated herein by reference.
Item 7.01. Regulation FD Disclosure.
     On August 30, 2006, the Company issued the press release attached hereto as Exhibit 99.1, announcing the execution of the Agreement.
Item 9.01. Financial Statements and Exhibits.
     (d) Exhibits.
         2.1 Asset Purchase Agreement, dated August 30, 2006, by and between GameTech International, Inc. and Summit Amusement & Distributing, Ltd.
         99.1 Press release issued by GameTech International, Inc., dated August 30, 2006.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

GAMETECH INTERNATIONAL, INC.

By:	/s/ Jay Meilstrup

Jay Meilstrup
President and Chief Executive Officer
Dated: August 30, 2006

EXHIBIT INDEX

Exhibit	Description of Exhibit
2.1	Asset Purchase Agreement, dated August 30, 2006, by and between GameTech International, Inc. and Summit Amusement & Distributing, Ltd.

99.1	Press release issued by GameTech International, Inc., dated August 30, 2006.